  Exhibit 99.1

1 (800) 973-3984 info@cbdMD.com

cbdMD Files New Patent Application to Advance Its Strategy to Broaden Intellectual Property Portfolio

Patent Application Seeks Patent Protection for a Wide Range of Novel CBD Technologies and Methods

Charlotte, NC, July 13, 2020, cbdMD, Inc. (NYSE American: YCBD, YCBD PR A), one of the leading, most trusted and most recognized cannabidiol (CBD) consumer brands, announced today that it has filed a new patent application with the U.S. Patent and Trademark Office which will allow it to pursue patented protection in several key areas, including novel formulations and delivery systems, as well as methods of manufacturing and use. The recent submission by the company is part of its ongoing intellectual property strategy to ensure appropriate protection around its product lines and to be forward-thinking as to the direction of the CBD market.

“cbdMD has always been a leader of innovation the CBD industry. Pursuing intellectual property will remain a priority for us as we continue to strengthen and grow the company’s assets within a fiscally disciplined mindset,” said Martin A. Sumichrast, Chairman and co-CEO at cbdMD, Inc. “The filing of this new patent application furthers supports our mission of being a preeminent science-based company in a currently congested CBD marketplace.  Continued research and development for real world applications drives innovation and protecting those proprietary technologies and ideas is consistent with cbdMD’s business plan.  We look forward to our future innovation and continuing to pursue additional IP protection.”

About cbdMD
cbdMD, Inc. is one of the leading, most trusted and most recognized cannabidiol (CBD) consumer brands, whose current products include CBD tinctures, CBD capsules, CBD gummies, CBD topicals, CBD bath bombs and CBD pet products. cbdMD is also a proud partner of Bellator MMA and Life Time, Inc., and has one of the largest rosters of professional sports athletes who are part of “Team cbdMD.” To learn more about cbdMD and our comprehensive line of over 100 SKUs of U.S. produced, THC-free1 CBD products, please visit www.cbdMD.com, follow cbdMD on Instagram and Facebook, or visit one of the 6,000 retail outlets that carry cbdMD products.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. cbdMD, Inc. has based these forward-looking statements largely on our current expectations and projections about our ability to protect our intellectual property, the granting of the patent by the U.S. Patent and Trademark Office, and future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements are unknown at this time. Further information on cbdMD’s risk factors is contained in Annual Report on Form 10-K for the year ended September 30, 2019, as amended, Part II, Item 1A. Risk Factors appearing in our Quarterly Report on Form 10-Q for the period ended March 31, 2020, and our other filings with the Securities and Exchange Commission. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. cbdMD, Inc. undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, is not part of this press release.

PR:
cbdMD, Inc.
Lauren Greene, 843-743-9999
Lauren.greene@cbdmd.com

Investors:
cbdMD, Inc.
John Weston, 704-445-3060 ext. 1103
john.weston@cbdmd.com